CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is entered into as of October 26, 2007, by and between Indigo-Energy, Inc. (the "Company"), and TKC Financial, Inc.. ("Consultant").

RECITALS

1. Consultant has expertise in the area of the Company's business and finance and is willing to provide consulting services to the Company.
2. The Company is willing to engage Consultant as an independent Company, and not as an employee, on the terms and conditions set forth herein.
3. The Company shall retain the Consultant and the Company shall assist the Consultant upon the terms and conditions hereinafter set forth and perform all duties contained herein.

AGREEMENT

In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1. Engagement.
   a. The Company hereby engages Consultant to render, as an independent Company, the following consulting services: Consultant shall introduce the Company to specific lenders, financial institutions and bond underwriters, and their representatives for the purpose of facilitating long term purchase and supply demands and relationships, in furtherance of the Company=s interests, as determined by Company.
   b. Consultant hereby accepts the engagement to provide consulting services to the Company on the terms and conditions set forth herein.
   c. Relation of the Parties: The Consultant is retained by the Company only for the purposes and to the extent set forth in this Agreement. The Company shall not withhold from sums becoming payable to the Consultant hereunder, any amounts for State or Federal Income Tax, or for FICA (Social Security) Taxes, during the term of this Agreement. The Consultant shall be free to dispose of such portions of his entire time, energy and skill as he is not obligated to devote hereunder to the Company in such manner as he deems advisable. Consultant is not an employee of Company.
   d. Company shall pay the sum of $25,000.00 to Consultant as a non-refundable deposit within three (3) business days of the execution of this agreement by both parties. The deposit is consideration for the Consultant undertaking good faith efforts to secure bond financing in the minimum amount of 10,000,000 Euro for the Company.

2. Term. This Agreement will commence on the date first written above, and unless modified by the mutual written agreement of the parties, shall continue for a period of twelve (12) months.

3. Compensation.

- a. In consideration of the services to be performed by Consultant, the Company agrees to pay Consultant a commission calculated as two percent (2%) of all gross proceeds or funds received by Company from the sale of bonds and marketed by Consultant and Company or through any finance vehicle structured for the Company by consultant within forty eight (48) hours of receipt of said funds. Company shall remit payment via wire transfer to a bank account designated by Consultant in writing at the time of transfer. Consultant's right to payments due pursuant to this paragraph shall survive the term of this agreement and shall continue so long as Company secures financing from or payments to any company, person, or business entity, or any owner, agent, affiliate, or representative thereof, introduced to Company by consultant. The payments to Consultant pursuant to this paragraph shall be made upon Company's receipt of bond proceeds at closing, concurrently with the payments made by Company to any company, person, or business entity, or any owner, agent, affiliate, or representative thereof, introduced to Company by consultant and shall be made in the same currency as that of the bond proceeds.
- b. Out of pocket expenses incurred by Consultant that are not authorized by the Company in advance in writing shall be the burden of the Consultant.

4. Representations and Warranties. Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking this relationship with the Company, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party, (iii) that Consultant will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity.

5. Indemnity to Consultant. The Company agrees to indemnify and hold harmless the Consultant against any loss or liability which the Consultant may sustain by reason of any contract entered into by the Company with any principal, but this indemnity shall not extend

to any loss which the Consultant may incur by reason of the work performed by the Consultant hereunder.

6. Breach and Termination. After the initial twelve (12) month term of this Agreement, it may be terminated, with or without cause by either party upon thirty (30) days written notice, provided, that should no bond closing occur, as contemplated hereby, within ninety (90) days of the execution hereof, either party may cancel this agreement upon ten (10) days written notice to the other party. For purposes of interpreting this agreement, "Bond Closing" shall be defined as the execution of a bond purchase agreement by a third party bond purchaser and the transfer of funds pursuant to the terms of said bond purchase agreement.

7. Notice. Any notice required to be given hereunder shall be deemed given on the third (3rd) business day following mailing of any such notice, postage paid, to the address set out herein above or effective immediately upon personal delivery.

8. Fully Integrated. This agreement is **FULLY INTEGRATED** and the parties hereto adopt this writing as the **final** and **complete** expression of their agreement, and all previous writings and oral agreements are merged herein. This contract constitutes the express and entire agreement between the parties and any parole evidence that tends to contradict or amend this agreement is inadmissible. Any and all addendums or modifications hereto shall be of no force or effect unless in writing, and agreed upon and signed by both parties contained herein or their successors in interest in order to constitute a part of this agreement. No verbal and/or oral agreements will be effective.

9. Governing Law. This agreement shall be enforced in accordance with and governed by the laws of the State of Texas, United States of America.

10. Force Majeure. A party hereto shall be excused from its obligations hereunder when and to the extent that performance thereof is delayed or prevented by any force majeure event, that is any event beyond the reasonable control of a party and which is unavoidable notwithstanding the reasonable care of the party affected, and shall include, without limitation: terrorist activity or threat thereof, force of nature, fire, explosion, geological change, storm, flood, earthquake, tidal wave, lightning or other acts of God or act of war. The party affected by any such force majeure event which seeks to excuse its performance under this Agreement or under any of the provisions hereof shall promptly notify the other party advising the latter of the excuse and the steps it will take to complete such performance. A

party seeking the excuse will be excused from such performance to the extent such performance is delayed or prevented provided that the party so affected shall use utmost reasonably practical efforts to complete such performance. The performance of this agreement shall, to the extent that it is made impossible by such circumstances, be suspended until such circumstances cease to prevail.

11. Non-Waiver. Any failure or delay on the part of either the Company or the Consultant to exercise any remedy or right under this Agreement shall not operate as a waiver. The failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by the other party shall not constitute a waiver of any of the rights under the Agreement. No forbearance by either party to exercise any rights or privileges under this Agreement shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party. Any such written waiver of any term of this Agreement shall be effective only in the specific instance and for the specific purpose given.

12. Invalid Provisions. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, as if this Agreement had been executed without any such invalid provisions having been included.

By: [signature] STEVEN P. DURDIN
Print Title: PRESIDENT / CEO
Address: 701 N. GREEN VALLEY PKWY, SUITE 200
HENDERSON, NV 89074

Telephone No.: 609-714-8445
Date: OCTOBER 27, 2007

TKC Financial, Inc.

By: [signature]
James N. Chatham, II

President Address: 9245 Southwestern
Ste. 103
Telephone No.: 214 543 3481
Date: Oct 26, 2007